Exhibit 10(h)

TIM HORTONS INC.

2006 STOCK INCENTIVE PLAN

Amended and Restated as of September 28, 2009

Most Recently Amended: February 24, 2010

Section 1. Purpose. The purpose of the Tim Hortons Inc. 2006 Stock Incentive Plan (the “Plan”) is to strengthen Tim Hortons Inc., a corporation incorporated under the Canada Business Corporations Act (the “Company”) by providing an incentive to the employees and directors of the Company and the employees of its subsidiaries (the “Subsidiaries”) and thereby encouraging them to devote their abilities and industry to the success of the Company’s and that of its Subsidiaries’ business enterprises. It is intended that this purpose be achieved by extending to Eligible Individuals (as defined herein) an added long-term incentive for high levels of performance and unusual efforts through the grant of Restricted Stock, Options, Stock Appreciation Rights, Dividend Equivalent Rights, Performance Awards, Share Awards, and Stock Units (as each term is herein defined). Effective September 28, 2009, as a result of a corporate reorganization, the Company assumed all of the obligations of Tim Hortons Inc., a Delaware corporation (“THI”) under the Plan and all of the Prior Agreements. This Plan is hereby amended and restated effective as of September 28, 2009 to reflect, among other modifications, the obligations assumed by the Company under the Plan and the Prior Agreements.

Section 2. Administration of the Plan.

2.1. Committee Composition; Powers. The Plan shall be administered by the Human Resource and Compensation Committee (the “Committee”) of the Board. The members of the Committee shall serve at the pleasure of the Board, which shall have the power at any time, or from time to time, to remove members from the Committee or to add members thereto. Each member of the Committee shall be a Nonemployee Director and shall satisfy any applicable stock exchange requirements. The Committee shall construe and interpret the Plan, establish such operating guidelines and rules as it deems necessary for the proper administration of the Plan and make such determinations and take such other action in connection with the Plan as it deems necessary and advisable. It shall determine the Eligible Individuals to whom and the time or times at which Awards and Options shall be granted, the number of Shares to be subject to each Award and Option, the terms and conditions of each Award and Option and the duration of leaves of absence which may be granted to Grantees and Optionees without constituting a termination of their employment, or status as a director for purposes of the Plan. Any such construction, interpretation, rule, determination or other action taken by the Committee pursuant to the Plan shall be final, binding and conclusive on all interested parties, including without limitation the Company and all Grantees and Optionees. With respect to Options and other Awards that are intended to be Performance-Based Compensation, the Committee shall be comprised of individuals who qualify as “outside directors” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. In its sole discretion, the Committee may delegate any administrative or ministerial duties associated with the Plan, as well as determinations under the Plan that are not material and do not relate to Executive Officers, to any person (including any Eligible Individuals) it deems appropriate; provided, however, that the Committee may not delegate any duties that it is required to discharge to comply with Section 162(m) of the Code or any other applicable law.

2.2. Committee Action. Actions by a majority of the Committee at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Option granted under it.

Section 3. Maximum Number of Shares Subject to Plan.

3.1. Number of Shares Authorized for Issuance. Subject to any adjustment as provided in the Plan, the Shares to be issued under the Plan may be, in whole or in part, authorized but unissued Shares, Shares which have been otherwise acquired by or on behalf a trust established by either of the Company or a Subsidiary and held for future delivery, or Shares acquired by delivery of cash to a broker to acquire Shares on behalf of employees and/or directors. The aggregate number of Shares that may be made the subject of Awards or Options granted under the Plan shall not exceed 2,900,000, and not more than 1,000,000 Shares may be made the subject of Incentive Stock Option Awards under the Plan. The number of Shares that may be the subject of Options and Stock Appreciation Rights granted to an Eligible Individual in any calendar year may not exceed 250,000 Shares. The number of Shares that may be the subject of Performance Shares granted to an Eligible Individual in any calendar year may not exceed 250,000 Shares. The dollar amount of cash or the Fair Market Value of Shares that any Eligible Individual may receive in any calendar year in respect of Performance Units denominated in dollars may not exceed U.S. $4,000,000.

3.2. Calculating Shares Available.

(i) Upon the granting of an Award or an Option, the number of Shares available under this Section 3 for the granting of further Awards and Options shall be reduced as follows:

(a) In connection with the granting of an Award or an Option (other than the granting of a Performance Unit denominated in dollars or Dividend Equivalent Rights), the number of Shares available under this Section 3 for the granting of further Options and Awards shall be reduced by the number of Shares in respect of which the Option or Award is granted or denominated.

(b) In connection with the granting of a Performance Unit denominated in dollars, the number of Shares available under this Section 3 for the granting of further Options and Awards initially shall be reduced by an amount equal to the quotient of (i) the dollar amount in which the Performance Unit is denominated, divided by (ii) the Fair Market Value of a Share on the date the Performance Unit is granted, with a corresponding adjustment if the Performance Unit is ultimately settled in whole or in part with a different number of Shares.

(c) In connection with the granting of a Dividend Equivalent Right, the number of Shares available under this Section 3 shall not be reduced; provided, however, that if Shares are issued in settlement of a Dividend Equivalent Right, the number of

Shares available for the granting of further Options and Awards under this Section 3 shall be reduced by the number of Shares so issued.

(ii) Whenever any outstanding Option or Award or portion thereof expires, is canceled, is settled in cash or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the Shares allocable to the expired, canceled, settled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted hereunder. In addition, upon settlement of a Stock Appreciation Right in Shares, the excess of the number of Shares covered by the Stock Appreciation Right over the number of Shares issued in settlement of the Stock Appreciation Right may again be the subject of Options or Awards granted hereunder.

Section 4. Restricted Stock; Stock Units.

4.1. Restricted Stock. The Committee, from time to time, subject to the terms and provisions of the Plan, may grant to any Eligible Individual an Award of Restricted Stock, which shall be evidenced by an Agreement. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine (including that the Award of Restricted Stock is intended to be a Performance Award and meet the requirements set forth in Section 9) and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in Sections 4.1 and 11.6.

(i) Rights of Grantee. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted, provided that the Grantee has executed any and all documents which the Committee may require as a condition to the issuance of such Shares, which may include an Agreement evidencing the Award, the appropriate blank share transfer powers and an escrow agreement. If a Grantee shall fail to execute any documents which the Committee may require within the time period prescribed by the Committee at the time the Award of Restricted Stock is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Restricted Stock shall be deposited together with the share transfer powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise as set forth in the Agreement, upon delivery of the Shares to the escrow agent (which may be in the form of book entry Shares), the Grantee shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(ii) Non-Transferability. Until all restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 4.1(iii) or 11.6, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

(iii) Lapse of Restrictions. Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Agreement evidencing the Award shall set forth any such restrictions (including any restrictions based on the attainment of one or more Performance Objectives during a specified Performance Cycle).

(iv) Treatment of Dividends. At the time an Award of Shares of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (a) deferred until the lapsing of the restrictions imposed upon such Shares and (b) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited interest on the amount of the account at such times and at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

(v) Delivery of Shares. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a share certificate or evidence of book entry Shares to be delivered to the Grantee with respect to such Shares of Restricted Stock, free of all restrictions hereunder.

4.2. Stock Unit Awards.

(i) Grant. The Committee, from time to time, may grant to any Eligible Individual an Award of Stock Units, which shall be evidenced by an Agreement. Any Award of Stock Units shall be subject to the terms and provisions of the Plan, and further subject to such other conditions as may be established by the Committee in connection with such Award, including, but not limited to, the attainment of Performance Objectives prior to the anticipated grant date of the Award or at any other time (including with respect to a specified Performance Cycle) as determined by the Committee in its sole discretion. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine (including that the Award of Stock Units is intended to be a Performance Award and meet the requirements set forth in Section 9).

(ii) Payment of Awards. Each Stock Unit shall represent the right of the Grantee to receive a payment upon vesting of the Stock Unit or on any later date specified by the Committee (in an applicable Agreement or otherwise) equal to the Fair Market Value of a Share as of the date the Stock Unit was granted, the vesting date or such other date as determined by the Committee at the time the Stock Unit was granted. The Committee may, at the time a Stock Unit is granted, provide a limitation on the amount payable in respect of each Stock Unit. The Committee may provide for the settlement of Stock Units in cash or with

Shares having a Fair Market Value equal to the payment to which the Grantee has become entitled, or a combination thereof.

Section 5. [Intentionally Deleted]

Section 6. Option Grants to Eligible Individuals.

6.1. Selection of Optionees. The Committee, from time to time, subject to the terms and provisions of the Plan, may grant Options to any Eligible Individual. In determining the persons to whom Options shall be granted and the number of Shares to be covered by each Option, the Committee may take into account the nature of the services rendered by such persons, their present and potential contribution to the success and growth of the Company and its Subsidiaries, and such other factors as the Committee, in its discretion, shall deem relevant. Any Eligible Individual who has been granted an Option under a prior stock option plan of the Company may be granted an additional Option or Options under the Plan if the Committee shall so determine.

6.2. Option Requirements. The Options granted pursuant to this Section 6 shall be authorized by the Committee and shall be evidenced by an Agreement, which Agreement shall include the following terms and conditions:

(i) Optionee. Each Agreement shall state the name of the Optionee to whom the Option has been granted.

(ii) Number of Shares. Each Agreement shall state the number of Shares to which that Option pertains.

(iii) Purchase Price. Each Agreement shall state the Option Price, which shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares covered by such Option on the date of grant of such Option.

(iv) Length of Option. Except as otherwise provided in Section 6.3, each Option granted pursuant to this Section 6 shall be granted for a period to be determined by the Committee but in no event to exceed more than ten (10) years. However, each Option shall be exercisable only during such portion of its term as the Committee shall determine and, subject to Section 11, only if the Optionee is employed by the Company or a Subsidiary at the time of such exercise. The Committee may, subsequent to the granting of any Option, extend the exercise period thereof, but in no event shall the exercise period as so extended exceed the earlier of (1) the latest date upon which the Option could have expired by its original terms under any circumstances (including the circumstances described in Section 6.2(v)) or (2) the tenth anniversary of the date of grant of the Option.

(v) Exercise of Option. Each Optionee shall have the right to exercise his or her Option at the time or times and in the manner specified in the Plan or in the Agreement evidencing such Option. The Committee may accelerate the exercisability of any Option granted to an Eligible Individual or any portion thereof at any time. Notwithstanding anything to the contrary contained in this Plan, unless otherwise specified in the Agreement evidencing the Option, if an Option (other than an Incentive Stock Option) expires outside of a

Trading Window, then the expiration of the term of such Option shall be the later of (I) the date the Option would have expired by its original terms (including the terms set forth in Section 11 of this Plan) or (II) the end of the tenth trading day of the immediately succeeding Trading Window during which the Company would allow the Optionee to trade in its securities; provided, however, that in no event shall the Option expire beyond the tenth anniversary of the date of grant of the Option.

6.3. Types of Stock Options. The Options granted under the Plan may be Nonqualified Stock Options or Incentive Stock Options. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company or its “parent corporation” or a “subsidiary corporation” (as such terms are defined in Section 424 of the Code). Notwithstanding anything to the contrary contained in this Section 6, no Incentive Stock Option shall be granted to an individual owning shares possessing more than ten percent (10%) of the total combined voting power of the Company, or its parent corporation or subsidiary corporations unless (i) the Option Price at the time such Option is granted is equal to at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to the Option, and (ii) such Option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted. Further, the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all such plans of the Company and its subsidiary corporations) shall not exceed one hundred thousand dollars (U.S. $100,000.00).

6.4. Method of Exercise of Options. Each Option shall be exercised pursuant to the terms of such Option as set forth in the applicable Agreement and pursuant to the terms of the Plan by giving notice to the Company at its principal place of business or other address designated by the Company or in such other manner as is acceptable to the Committee. Payment of the Option Price for the number of Shares specified in the notice of exercise in the form of cash, personal or certified cheque, bank draft or other property acceptable to the Committee shall accompany the notice of exercise. From time to time, the Committee may establish procedures relating to the exercise of Options, including: procedures for cashless exercises, including through a registered broker-dealer; the minimum number of Shares or dollar values to be delivered with respect to a particular exercise transaction; telephonic, web-based or mail exercise and delivery notification and procedures; payment procedures; and other matters. No fractional Shares (or cash in lieu thereof) shall be issued as a result of exercising an Option. The Company shall make delivery of such Shares as soon as possible; provided, however, that if any law or regulation or securities exchange rule requires the Company to take action with respect to the Shares specified in such notice before issuance thereof, the date of delivery of such Shares shall then be extended for the period necessary to take such action.

6.5. Non-Transferability of Options. Except to the extent that an Optionee’s legal representative or estate is permitted to exercise an Option pursuant to the terms of the Plan or an Agreement or in accordance with a determination of the Committee, an Option is exercisable only during an Optionee’s lifetime and only by the Optionee. Unless otherwise provided for in an Agreement or at the determination of the Committee, Options shall not be transferable except by will or the laws of descent and distribution.

6.6. [Intentionally Deleted]

6.7. Buy Out of Option Gains. At any time after any Option becomes exercisable, the Committee shall have the right to elect, in its sole discretion and without the consent of the holder thereof, to cancel such Option and pay to the Optionee the excess of the Fair Market Value of the Shares covered by such Option over the Option Price of such Option at the date the Committee provides written notice (the “Buy Out Notice”) of the intention to exercise such right. Buy outs pursuant to this provision shall be effected by the Company as promptly as possible after the date of the Buy Out Notice. Payments of buy out amounts may be made in cash, in Shares, or partly in cash and partly in Shares, as the Committee deems advisable. To the extent payment is made in Shares, the number of Shares shall be determined by dividing the amount of the payment to be made by the Fair Market Value of a Share at the date of the Buy Out Notice. In no event shall the Company be required to deliver a fractional Share in satisfaction of this buy out provision. For greater certainty, the Company may only deliver a Buy Out Notice in respect of Options that have not already been exercised by the Optionee.

Section 7. Stock Appreciation Rights.

7.1. Grant. The Committee, from time to time, subject to the terms and provisions of the Plan, may, either alone or in connection with the grant of an Option, grant to any Eligible Individual Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. A Stock Appreciation Right may be granted (a) at any time if unrelated to an Option, or (b) if related to an Option, at the time of grant of the Option.

7.2. Stock Appreciation Right Related to an Option. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 7, be subject to the same terms and conditions as the related Option. The Stock Appreciation Right Related to an Option provides a right to surrender to the Company for cancellation, in whole or in part, the unexercised Option to purchase Shares and receive from the Company the amount payable described in subsection (ii) below.

(i) Exercise. A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. From time to time, the Committee may establish procedures relating to the exercise of Stock Appreciation Rights granted in connection with Options, including: the minimum number of Shares or dollar values to be delivered with respect to a particular exercise transaction; telephonic, web-based or mail exercise and delivery notification and procedures; payment procedures; and other matters. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the exercise price specified in the related Incentive Stock Option Agreement.

(ii) Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (A) the excess of the price per Share at the date and time of exercise of such Stock Appreciation Right (in accordance with established exercise procedures and, to the extent that the Grantee is subject to tax under the Code in respect of such Stock Appreciation Right, as determined in accordance with the requirements of Section 409A of the Code and the U.S. Treasury Regulations promulgated thereunder) over the Option Price under the related Option, by (B) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

(iii) Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled (i.e., surrendered to the Company) to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled (i.e., surrendered to the Company) to the extent of the number of Shares as to which the Option is exercised or surrendered.

7.3. Stock Appreciation Right Unrelated to an Option. A Stock Appreciation Right unrelated to an Option shall cover such number of Shares as the Committee shall determine.

(i) Terms; Duration. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years. However, each Stock Appreciation Right shall be exercisable only during such portion of its term as the Committee shall determine and, subject to Section 11, only if the Grantee is employed by the Company or a Subsidiary at the time of such exercise. Notwithstanding anything to the contrary contained in this Plan, unless otherwise specified in the Agreement evidencing the Stock Appreciation Rights unrelated to Options, if a Stock Appreciation Right unrelated to an Option expires outside of a Trading Window, then the expiration of the term of such Stock Appreciation Right shall be the later of (A) the date the Stock Appreciation Right would have expired by its original terms (including the terms set forth in Section 11 of this Plan) or (II) the end of the tenth trading day of the immediately succeeding Trading Window during which the Company would allow the Grantee to trade in its securities; provided, however, that in no event shall the Stock Appreciation Right expire later than the tenth anniversary of the date of grant of the Stock Appreciation Right.

(ii) Amount Payable. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (a) the excess of the price per Share at the date and time of exercise of such Stock Appreciation Right (in accordance with established exercise procedures and, to the extent that the Grantee is subject to tax under the Code in respect of such Stock Appreciation Right, as determined in accordance with the requirements of Section 409A of the Code and the U.S. Treasury Regulations promulgated thereunder) over the Fair Market Value on the date the

Stock Appreciation Right was granted, by (b) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

(iii) Non-Transferability. No Stock Appreciation Right unrelated to an Option shall be transferable by the Grantee otherwise than by will or the laws of descent and distribution, and such Stock Appreciation Right shall be exercisable during the lifetime of such Grantee only by the Grantee or his or her guardian or legal representative.

7.4. Method of Exercise. Stock Appreciation Rights shall be exercised by a Grantee only by giving written notice to the Company at its principal place of business or other address designated by the Company, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Company, which shall endorse thereon a notation of such exercise and return such Agreement to the Grantee.

7.5. Form of Payment. Payment of the amount determined under Sections 7.2(ii) or 7.3(ii) may be made in the discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the date of exercise of the Stock Appreciation Right, or solely in cash (including by cheque, money order, payroll deposit, or other acceptable form of payment), or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

Section 8. Dividend Equivalent Rights. The Committee, from time to time, subject to the terms and provisions of the Plan, may grant Dividend Equivalent Rights to any Eligible Individual in tandem with an Option or Award or as a separate Award. The terms and conditions applicable to each Dividend Equivalent Right shall be specified in the Agreement under which the Dividend Equivalent Right is granted. Amounts payable in respect of Dividend Equivalent Rights may be payable currently or, if applicable, deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Option or Award to which the Dividend Equivalent Rights relate. In the event that the amounts payable in respect of Dividend Equivalent Rights are to be deferred, the Committee shall determine whether such amounts are to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. If amounts payable in respect of Dividend Equivalent Rights are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments as determined by the Committee. Notwithstanding the foregoing, amounts payable in respect of a Dividend Equivalent Right granted in connection with an Option or a Stock Appreciation Right may not be contingent upon, or otherwise payable on, the exercise of the Option or the Stock Appreciation Right, and shall be granted in a manner and on such terms as will not result in the related Option or Stock Appreciation Right being treated as providing for deferred compensation under Section 409A of the Code and the regulations promulgated thereunder.

Section 9. Performance Awards.

9.1. Performance Units. The Committee, from time to time, subject to the terms and provisions of the Plan, may grant to any Eligible Individual an Award of Performance Units, the terms and conditions of which shall be set forth in an Agreement. Performance Units may be denominated in Shares or a specified dollar amount and, contingent upon the attainment of specified Performance Objectives with respect to the Performance Cycle, each Unit represents the right to receive payment as provided in Sections 9.1(i) and (ii) of (a) in the case of Share-denominated Performance Units, the Fair Market Value of a Share on the date the Performance Unit was granted, the date the Performance Unit became vested or any other date specified by the Committee, (b) in the case of dollar-denominated Performance Units, the specified dollar amount or (c) a percentage (which may be more than 100%) of the amount described in clause (a) or (b) depending on the level of Performance Objective attainment; provided, however, that the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Each Agreement shall specify the number of Performance Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Cycle with respect to which such Performance Objectives must be satisfied.

(i) Vesting and Forfeiture. Subject to Sections 9.3(iii) and 11.6, a Grantee shall become vested with respect to the Performance Units to the extent that the Performance Objectives set forth in the Agreement are satisfied for the Performance Cycle.

(ii) Payment of Awards. Subject to Sections 9.3(iii) and 11.6, payment to Grantees in respect of vested Performance Units shall be made at such time as may be specified in the Agreement to which the Performance Unit relates, or, if not contained therein, as soon as practicable after the last day of the Performance Cycle to which such Award relates. Subject to Section 11.6, such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

9.2. Performance Shares. The Committee, from time to time, subject to the terms and provisions of the Plan, may grant to any Eligible Individual an Award of Performance Shares, the terms and conditions of which shall be set forth in an Agreement. Each Agreement may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions:

(i) Rights of Grantee. Performance Shares shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted, or on such other date as the Committee may determine, provided that the Grantee has executed all documents which the Committee may require as a condition to the issuance of such Performance Shares, which may include an Agreement evidencing the Award, the appropriate blank share transfer powers and an escrow agreement. If a Grantee shall fail to execute any documents which the Committee may require within the time period prescribed by the Committee at the time the Award of Performance Shares is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the share transfer powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise as set forth in the Agreement, upon delivery of the Shares to the escrow agent (which may be in the form of book entry Shares), the Grantee shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and, subject to Section 9.2(iv), to receive all dividends or other distributions paid or made with respect to the Shares.

(ii) Non-Transferability. Until any restrictions upon the Performance Shares awarded to a Grantee shall have lapsed in the manner set forth in Section 9.2(iii) or 11.6, such Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

(iii) Lapse of Restrictions. Subject to Sections 9.3(iii) and 11.6, restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted. Performance Shares with respect to which Performance Objectives have been attained may also be subject to additional vesting conditions based on continued service or such other conditions as may be established by the Committee at the time the Award is granted.

(iv) Treatment of Dividends. At the time the Award of Performance Shares is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on Shares represented by such Award which have been issued by the Company to the Grantee shall be (A) deferred until the lapsing of the restrictions imposed upon such Performance Shares and (B) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Performance Shares) or held in cash. If deferred dividends are to be held in cash, there may be credited interest on the amount of the account at such times and at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Performance Shares (whether held in cash or in additional Performance Shares), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares.

(v) Delivery of Shares. Upon the lapse of the restrictions on Performance Shares awarded hereunder, the Committee shall cause a share certificate or evidence of book entry Shares to be delivered to the Grantee with respect to such Performance Shares, free of all restrictions hereunder.

9.3. Performance Objectives

(i) Establishment. Performance Objectives for Performance Awards may be expressed in terms of earnings per share, earnings (which may be expressed as earnings before specified items), return on assets, return on invested capital, revenue, operating income, cash flow, total shareholder return or any combination thereof. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its Operating Units or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (x) the date on which twenty-five percent (25%) of the Performance Cycle has elapsed or (y) the date which is ninety (90) days after the commencement of the Performance Cycle, and in any event while the performance relating to the Performance Objectives remain substantially uncertain.

(ii) Effect of Certain Events. At the time of the granting of a Performance Award, or at any time thereafter, in either case to the extent permitted under Section 162(m) of the Code and the regulations thereunder without adversely affecting any Performance Award that is intended to constitute Performance-Based Compensation, the Committee may provide for the manner in which performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect the impact of specified corporate transactions (such as a stock split or stock dividend), special charges, accounting or tax law changes, and/or other extraordinary, nonrecurring or special events or circumstances.

(iii) Determination of Performance. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award that is intended to constitute Performance-Based Compensation made to a Grantee who is subject to Section 162(m) of the Code, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied to the extent necessary for such Award to qualify as Performance-Based Compensation. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options or Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options or Awards that are intended to constitute Performance-Based Compensation to fail to so qualify.

9.4. [Intentionally Deleted]

9.5. Non-Transferability. Until the vesting of Performance Units or the lapsing of any restrictions on Performance Shares, as the case may be, such Performance Units or Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

Section 10. Share Awards. The Committee, from time to time, subject to the terms and provisions of the Plan, may grant to any Eligible Individual a Share Award on such terms and conditions as the Committee may determine in its sole discretion, which terms may be set forth in an Agreement in respect of such grant. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

Section 11. Effect of a Termination of Employment on Options and Awards.

11.1. Earlier Termination of Employment. Upon the termination of an Optionee’s or Grantee’s employment with the Company and its Subsidiaries, for any reason whatsoever, except as otherwise set forth in this Section 11, in an Agreement or, with the consent of such individual, as determined by the Committee at any time prior to or after such termination, Options and Awards granted to such individual will be treated as follows:

(i) Any Options and Stock Appreciation Rights will (A) to the extent not vested and exercisable as of the Termination Date, terminate on the Termination Date and (B) to the extent vested and exercisable as of the Termination Date, remain exercisable for a period of ninety (90) days following the Termination Date or, in the event of such Optionee’s or Grantee’s death during such ninety (90) day period, remain exercisable by the estate of the deceased individual until the end of the period of one year following the Termination Date (but in no event beyond the maximum term of the Option or Stock Appreciation Right).

(ii) Any unvested portion of any Restricted Stock or Stock Units that are not intended to be Performance Awards will be immediately forfeited on the Termination Date.

(iii) Any Performance Awards will terminate on the Termination Date.

(iv) Any other Awards to the extent not vested will terminate on the Termination Date.

For purposes of further clarity, even if an Optionee’s or Grantee’s employment is terminated without Cause or is otherwise found by a court of competent jurisdiction to have been wrongfully terminated prior to the vesting of any Option or Award, the Optionee or Grantee (i) will not receive a pro-rated amount for any Option or Award that may vest during any period of notice, (ii) will forfeit any such Option or Award, (iii) will not be eligible for any Option or Award vesting during such notice period, and the notice or pay in lieu of notice that the Optionee or Grantee may receive will not have any component for damages representing any Option or Award that may vest during any period of notice.

11.2. Upon Death or Disability. Except as otherwise provided in an Agreement, in the event of a termination of an Optionee’s or Grantee’s employment with the Company and its Subsidiaries as a result of such individual’s death or such individual becoming Disabled, Options and Awards granted to such individual will be treated as follows:

(i) Any Options or Stock Appreciation Rights shall become immediately exercisable as of the Termination Date, and the Optionee or Grantee, or in the event the Optionee or Grantee is incapacitated and unable to exercise the rights granted hereunder, the individual’s legal guardian or legal representative, or in the event the Optionee or Grantee dies, the estate of the deceased individual, shall have the right to exercise any rights the Optionee or Grantee would otherwise have had under the Plan for a period of four years after the Termination Date (but in no event beyond the maximum term of the Option or Stock Appreciation Right). Notwithstanding the foregoing, in the event that an Optionee does not exercise the vested portion of an Incentive Stock Option within the period required under Section 422 of the Code, such Option shall be treated as a Nonqualified Stock Option upon exercise.

(ii) Any unvested portion of any Restricted Stock or Stock Units that are not intended to be Performance Awards will become immediately vested on the Termination Date.

(iii) Any Performance Awards will remain outstanding and the Grantee or the Grantee’s estate will be entitled to a pro-rata portion of the payment otherwise payable in respect of the Award (based on the number of full weeks the Grantee was employed by the Company or a Subsidiary during the applicable Performance Cycle over the total number of weeks in such Performance Cycle), which will be paid on the date the Award would have been paid if the Grantee had remained employed with the Company or a Subsidiary.

11.3. Upon Retirement. Except as otherwise provided in an Agreement, in the event of a termination of an Optionee’s or Grantee’s employment with the Company and its Subsidiaries by reason of such individual’s Retirement, Options and Awards granted to such individual will be treated as follows:

(i) With respect to any Option or Stock Appreciation Right, for a period of four years following the date of such Retirement (but in no event beyond the maximum term of the Option or Stock Appreciation Right), the Option or Stock Appreciation Right, as applicable, shall remain outstanding and (A) to the extent not then fully vested, shall continue to vest in accordance with its applicable vesting schedule, and (B) the Optionee or the Grantee, as applicable, shall have the right to exercise any rights the individual would otherwise have had under the Plan prior to the expiration of the four-year period (or, if earlier, the maximum term of the Option or Stock Appreciation Right). Notwithstanding the foregoing, in the event that an Optionee does not exercise the vested portion of an Incentive Stock Option prior to the expiration of the three-month period after the date of the Optionee’s Retirement, such Option shall be treated as a Nonqualified Stock Option upon exercise.

(ii) Any unvested portion of any Restricted Stock that is not intended to be a Performance Award will become immediately vested.

(iii) Any unvested Stock Units that are not intended to be Performance Awards will remain outstanding and will continue to vest in accordance with their applicable vesting schedules.

(iv) Any Performance Awards will remain outstanding and the Grantee will be entitled to a pro-rata portion of the payment otherwise payable in respect of the Award (based on the number of full weeks the Grantee was employed by the Company or a Subsidiary during the applicable Performance Cycle over the total number of weeks in such Performance Cycle), which will be paid on the date the Award would have been paid if the Grantee had remained employed with the Company or a Subsidiary.

11.4. Upon Termination of Employment in Connection with Certain Dispositions. Except as otherwise provided in an Agreement, in the event an Optionee’s or Grantee’s employment with the Company and its Subsidiaries is terminated without Cause in connection with a sale or other disposition of a Subsidiary, the Options and Awards granted to such individual will be treated as follows:

(i) With respect to Options and Stock Appreciation Rights, such Award will remain outstanding and (A) to the extent not then fully vested, will become immediately vested on the Termination Date, and (B) the Optionee or Grantee will have the right to exercise such Options and Stock Appreciation Rights for a period of one year following the Termination Date (but in no event beyond the maximum term of the Option or Stock Appreciation Right). Notwithstanding the foregoing, in the event that an Optionee does not exercise the vested portion of an Incentive Stock Option prior to the expiration of the three-month period after the Optionee’s Termination Date, such Option shall be treated as a Nonqualified Stock Option upon exercise.

(ii) Any unvested portion of any Restricted Stock or Stock Units that are not Performance Awards will become immediately vested on the Termination Date.

(iii) Any Performance Awards will remain outstanding and the Grantee will be entitled to a pro-rata portion of the payment otherwise payable in respect of the Award (based on number of full weeks the Grantee was employed by the Company or a Subsidiary during the applicable Performance Cycle over the total number of weeks in such Performance Cycle), which will be paid on the date the Award would have been paid if the Grantee had remained employed with the Company or a Subsidiary.

11.5. Definition of Termination. To the extent an Award is subject to Section 409A of the Code, “termination” means “separation from service” as defined under Section 409A of the Code. Notwithstanding anything in the Plan or an Agreement to the contrary, an Award that is subject to Section 409A of the Code shall not be settled and distributed to a Grantee on the Termination Date unless the Grantee has incurred a “separation from service” within the meaning of Section 409A of the Code, and such Awards shall be settled and distributed in accordance with Section 409A of the Code.

11.6 Termination Following a Change in Control. Except as otherwise provided in an Agreement or any other agreement between the Optionee or Grantee and the Company or a Subsidiary that addresses the treatment of Options or Awards in the event of a Change in Control, in the event that, within twenty-four (24) months following the occurrence of a Change in Control: (a) an Optionee’s or Grantee’s employment with the Company and its

Subsidiaries is terminated without Cause; or (b) an Optionee or Grantee terminates the Optionee’s or Grantee’s employment with the Company and its Subsidiaries for Good Reason:

(i) Any Options and Stock Appreciation Rights outstanding on the Termination Date, whether or not exercisable, shall become immediately and fully exercisable as of the Termination Date;

(ii) The restrictions upon Shares of Restricted Stock shall lapse as of the Termination Date;

(iii) All Stock Units shall become fully vested as of the Termination Date;

(iv) With respect to any Performance Units and Stock Units intended to be Performance Awards the Grantee shall (A) become vested in all outstanding Performance Units and Stock Units as if all Performance Objectives had been satisfied at the highest level by the Company and the Grantee and (B) be entitled to receive in respect of all Performance Units and Stock Units which become vested pursuant to this Section 11.6 a cash payment within sixty (60) days after the Termination Date; and

(v) With respect to Performance Shares and Shares of Restricted Stock that are intended to be Performance Awards, all restrictions shall lapse immediately on all outstanding Performance Shares and Shares of Restricted Stock as if all Performance Objectives had been satisfied at the highest level by the Company and the Grantee.

Section 12. Effect of Change in Common Shares Subject to the Plan.

12.1. In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of Shares or other shares or securities with respect to which Options or Awards may be granted under the Plan, (ii) the maximum number and class of Shares or other shares or securities with respect to which Options or Awards may be granted to any Eligible Individual in any calendar year, (iii) the number and class of Shares or other shares or securities which are subject to outstanding Options or Awards granted under the Plan and the exercise price therefor, if applicable and (iv) the Performance Objectives.

12.2. Any such adjustment in the Shares or other shares or securities: (i) subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code; (ii) subject to outstanding Options or Awards that are intended to qualify as Performance-Based Compensation shall be made in such a manner as not to adversely affect the treatment of the Options or Awards as Performance-Based Compensation; or (iii) subject to outstanding Nonqualified Stock Options or Stock Appreciation Rights shall be made consistent with the requirements of Treasury Regulation Section 1.409A-1(b)(5)(v).

12.3. If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

Section 13. Effect of Certain Transactions. Subject to Section 11.6, or as otherwise provided in an Agreement, following (a) the liquidation or dissolution of the Company, (b) a merger or consolidation of the Company or (c) an acquisition all of the issued and outstanding Shares by any person, unless such acquisition is a “Non-Control Transaction” as defined in Section 30.6 (a “Transaction”), either (i) each outstanding Option or Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of shares, stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such shares, stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options and Awards prior to such Transaction. The treatment of any Option or Award as provided in this Section 13 shall be conclusively presumed to be appropriate for purposes of Section 12. Notwithstanding anything to the contrary in this Section 13, an adjustment to an Option or Award as provided in this Section 13 shall be made only to the extent such adjustment complies with the requirements of Section 409A of the Code.

Section 14. Listing and Registration of Common Shares. If at any time the Board shall determine that listing, registration or qualification of the Shares covered by an Option or Award upon any securities exchange or under any state, provincial or federal law or the consent or the approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the purchase of Shares under the Option, the Option may not be exercised in whole or in part, and Shares shall not be delivered in connection with any other Award, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. Any person exercising an Option or receiving Shares in connection with any other Award shall make such representations and agreements and furnish such information as the Board or the Committee may request to assure compliance with the foregoing or any other applicable legal requirements.

Section 15. Misconduct. In the event that an Optionee or Grantee has (i) used for profit or disclosed to unauthorized persons, confidential information or trade secrets of the Company or its Subsidiaries, or (ii) breached any contract with or violated any fiduciary obligation to the Company or its Subsidiaries, or (iii) engaged in unlawful trading in the securities of the Company or its Subsidiaries or of another company based on information gained as a result of that Optionee’s or Grantee’s employment with, or status as a director to, the Company or its Subsidiaries, then that Optionee or Grantee shall forfeit all rights under any outstanding Option or Award granted under the Plan and all of that Optionee’s or Grantee’s outstanding Options or Awards shall automatically terminate, unless the Committee shall determine otherwise.

Section 16. Payment Following Death or Incapacity. In the event any amounts or Shares become payable or issuable pursuant to an Award or Option after the Grantee or Optionee dies or becomes incapacitated, such amounts or Shares shall be paid or issued, in the case of death, to the decedent’s estate or, in the case of incapacity, to the Grantee’s or Optionee’s legal guardian or legal representative.

Section 17. Employees in Multiple Jurisdictions. Eligible Individuals are or may be subject to taxation under the Code, the laws of Canada and/or the laws of other jurisdictions. Without amending the Plan, the Committee may grant, settle or administer Options or Awards on terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan given the limitations of applicable law, and the Committee may make such modifications, amendments, procedures, and the like as may be necessary or advisable to comply with provisions of laws of the various countries in which the Company or its Subsidiaries operate or have employees.

Section 18. Deferral of Payments or Vesting. Notwithstanding anything to the contrary contained herein, and except with respect to an Option or a Stock Appreciation Right, the Committee may provide for the deferral of the issuance or vesting of Shares or the payment of cash in respect of an Award granted under the Plan; provided that such deferral shall be provided at the time of grant of the Award. The terms and conditions of any such deferral shall be set forth in the Agreement evidencing such Award.

Section 19. No Rights to Options, Awards or Employment. No individual shall have any claim or right to be granted an Option or Award under the Plan. Having received an Option or Award under the Plan shall not give an individual any right to receive any other grant under the Plan. No Optionee or Grantee shall have any rights to or interest in any Option or Award except as set forth herein. Neither the Plan nor any action taken herein shall be construed as giving any individual any right to be retained in the employ of the Company or its Subsidiaries, or as a member of the Board.

Section 20. Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Individual.

Section 21. Withholding of Taxes.

21.1. The Company, a Subsidiary, or a trust established by the Company or a Subsidiary to deliver Shares under an Award, as applicable, shall require payment of or other provision for, as determined by the Company, an amount equal to the federal, state, provincial and local income taxes and other amounts required by law to be withheld or determined to be necessary or appropriate to be withheld by the Company, Subsidiary or trust, as applicable, in connection with the grant, vesting, exercise or settlement of an Award or at such times as an Optionee or a Grantee recognizes taxable income in connection with the receipt of Shares or cash in connection with an Award hereunder (the “Withholding Taxes”). In its sole discretion, the Company, Subsidiary or trust, as applicable, may require or permit payment of or provision for the Withholding Taxes through one or more of the following methods, subject to the terms of the Award Agreements: (a) in cash, bank draft, certified cheque, personal cheque or other manner acceptable to the Committee and/or set forth in the relevant exercise procedures; (b) by withholding such amount from other amounts due to the Optionee or the Grantee; (c) by withholding a portion of the Shares then issuable or deliverable to the Optionee or the Grantee having an aggregate fair market value equal to the Withholding Taxes and, at the Company’s election, either (I) canceling the equivalent portion of the underlying Award and the Company, Subsidiary, or trust paying the Withholding Taxes on behalf of the Optionee or Grantee in cash, or (II) selling such Shares on the Optionee or Grantee’s behalf; or (d) by withholding such amount from the cash then issuable in connection with the Award.

21.2. If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

Section 22. Amendment or Termination; Duration. Except as provided below and except as may otherwise be provided by applicable tax and regulatory requirements, including stock exchange requirements, the Board may from time to time make any amendments or changes to the Plan or outstanding Awards that the Board sees fit in its sole discretion without shareholder approval. The following amendments to the Plan or outstanding Awards will require the approval of both the Board and the Company’s shareholders:

(i) an increase in the maximum number of Shares that may be made the subject of Awards or Options under the Plan;

(ii) any adjustment (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of the Plan) or amendment that reduces or would have the effect of reducing the exercise price of an Option or Stock Appreciation Right previously granted under the Plan, whether through amendment, cancellation or replacement grants, or other means;

(iii) an increase in the limits on Awards that may be granted to any Eligible Individual under Sections 3.1 and 32 of the Plan; and

(iv) an extension of the term of an outstanding Option or Stock Appreciation Right beyond the expiry date thereof, except as set forth in Sections 6.2(v) and 7.3(i) of the Plan as they relate to Options or Stock Appreciation Rights that expire outside of a Trading Window.

Furthermore, no change to an outstanding Award that will impair the rights of the Optionee or Grantee may be made without the consent of the Optionee or Grantee. This Plan shall terminate and no Option or Award may be granted or made after the tenth (10th) anniversary of the date the Plan was originally made effective by THI (i.e., March 29, 2016).

Section 23. Other Actions. The Plan shall not restrict the authority of the Committee, the Board or the Company or its Subsidiaries for proper corporate purposes to grant or assume stock options, other than under the Plan, to or with respect to any employee, director or other person. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan and such arrangements may be either applicable generally or only in specific cases.

Section 24. Costs and Expenses. Except as provided in Section 21 hereof with respect to taxes, the costs and expenses of administering the Plan, including costs associated with exercise, vesting and/or settlement of Options or Awards, may be borne by the Company, one or more of its Subsidiaries or Eligible Individuals receiving a grant under the Plan, as determined by the Committee in its sole discretion.

Section 25. Plan Unfunded. Except with respect to Shares which have been acquired by or on behalf of a trust established by either of the Company or a Subsidiary and held for future delivery as described in Section 3.1, the Plan shall be unfunded. Except for reserving a sufficient number of authorized Shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any grant under the Plan.

Section 26. Laws Governing Plan. The Plan and all Agreements between the Company and any Grantees or Optionees entered into on or after September 28, 2009, shall be construed under and governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Section 27. Captions. The captions to the several sections hereof are not a part of the Plan, but are merely guides or labels to assist in locating and reading the several sections hereof.

Section 28. Effective Date. The effective date of the Plan, as determined by the Board, shall be the date of THI’s initial public offering of its common stock.

Section 29. Recoupment Policy Relating to Performance-Based Compensation; Other Agreements. Notwithstanding anything to the contrary contained herein, all Options and Awards or any proceeds therefrom, are subject to the Company’s (or an affiliate of the Company’s) right to reclaim, or require forfeiture of, such payments or other amounts:

(i) in the event of a financial restatement in accordance with the Company’s Recoupment Policy Relating to Performance-Based Compensation adopted by the Board, as amended from time to time; or

(ii) in accordance with the terms of any separate agreement, understanding, or arrangement between an Optionee or Grantee and the Company or any affiliate of the Company, including but not limited to any employment agreement, offer letter for initial employment, promotional letter setting forth the terms of an Optionee or Grantee’s promotion, change in control agreement, and/or post-employment covenant agreement.

Section 30. Definitions. Unless the context clearly indicates otherwise, the following terms (or forms thereof), when used in the Plan, shall have the respective meanings set forth below:

30.1. “Agreement” means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof, and includes any Prior Agreement.

30.2. “Award” means a grant of Restricted Stock, a Stock Unit, a Stock Appreciation Right, a Performance Award, a Dividend Equivalent Right, a Share Award or any or all of them.

30.3. “Board” means the Board of Directors of the Company.

30.4. “Cause” means:

(i) in the case of an Eligible Director, the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its Subsidiaries; and

(ii) in the case of an Optionee or Grantee whose employment with the Company or a Subsidiary is subject to the terms of an employment or change in control agreement between such Optionee or Grantee and the Company or Subsidiary, which employment or change in control agreement includes a definition of “Cause”, for purposes of termination, the term “Cause” as used in this Plan or any Agreement shall have the meaning set forth in such employment or change in control agreement during the period that such employment or change in control agreement remains in effect following a Change in Control; and

(iii) in all other cases, (a) intentional failure to perform reasonably assigned duties, (b) dishonesty or willful misconduct in the performance of duties, (c) intentional violation of Company or applicable Subsidiary policy, (d) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit, (e) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses) or (f) any other act, event or circumstance which would constitute just cause at law for termination of the employment of the Optionee or Grantee.

30.5. “Change in Capitalization” means any increase or reduction in the number of Shares, or any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

30.6. Except as otherwise provided in an Agreement to comply with Section 409A of the Code, “Change in Control” shall mean the occurrence of:

(i) An acquisition (other than directly from the Company) of any common shares or other voting securities of the Company entitled to vote generally for the election of directors (the “Voting Securities”) by any Person (as the term “person” is used for purposes of Sections 13(d) or 14(d) of the Exchange Act) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the Company’s then outstanding common shares or the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, common shares or Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (1) the Company or (2) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Subsidiary”), (B) the Company or its Subsidiaries, or (C) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(ii) The individuals who, as of September 28, 2009, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least seventy percent (70%) of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(iii) The consummation of:

(A) A merger, consolidation, amalgamation or reorganization with or into the Company or in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger where:

(1) the shareholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least seventy percent (70%) of the combined voting power of the outstanding voting securities of the corporation resulting from such Merger

(the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such Merger;

(2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the voting securities of the Surviving Corporation; and

(3) no Person other than (i) the Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) that immediately prior to such Merger was maintained by the Company or any Subsidiary, or (iv) any Person who, immediately prior to such Merger had Beneficial Ownership of thirty percent (30%) or more of the Company’s then outstanding common shares or the combined voting power of the Company’s then outstanding Voting Securities, has Beneficial Ownership of thirty percent (30%) or more of the then outstanding common shares of the Surviving Corporation or the combined voting power of the Surviving Corporation’s then outstanding voting securities.

(B) A complete liquidation or dissolution of the Company; or

(C) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding common shares or Voting Securities as a result of the acquisition of common shares or Voting Securities by the Company which, by reducing the number of common shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of common shares or Voting Securities by the Company, and after such acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional common shares or Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

If an Eligible Individual’s employment is terminated by the Company without Cause prior to the date of a Change in Control but the Eligible Individual reasonably demonstrates that the termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, such termination shall be deemed to have occurred after a Change in Control for purposes of the Plan provided a Change in Control shall actually have occurred.

30.7. “Code” means the U.S. Internal Revenue Code of 1986, as amended.

30.8. Except as otherwise provided in an Agreement to comply with Section 409A of the Code, “Disabled,” with regard to any particular Optionee or Grantee, shall have the meaning (i) set forth in Section 22(e)(3) of the Code, in the context of determining the period during which Incentive Stock Options granted to an Optionee may be exercised and (ii) set forth in the Company’s long term disability program applicable to such Optionee or Grantee in all other contexts or, if no long term disability program is applicable to such Optionee or Grantee, as set forth in the Company’s long term disability program generally applicable to officers of the Company.

30.9. “Dividend Equivalent Right” means a right to receive all or some portion of the cash dividends that are or would be payable with respect to Shares.

30.10. “Eligible Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

30.11. “Eligible Individual” means any of the following individuals who is designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein: (a) any Eligible Director, (b) any employee of the Company or a Subsidiary, or (c) any individual to whom the Company or a Subsidiary has extended a formal, written offer of employment.

30.12. “Exchange Act” means the Securities Exchange Act of 1934.

30.13. “Executive Officer” means persons designated as “executive officers” from time to time by the Board.

30.14. “Fair Market Value” on any relevant date shall mean the closing price for Shares traded on the Toronto Stock Exchange or, if the Committee elects on or prior to such date, the New York Stock Exchange, for the Trading Day immediately preceding such date.

30.15. “Grantee” means a person to whom an Award has been granted under the Plan.

30.16. “Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

30.17. “Nonemployee Director” means a director of the Company who is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

30.18. “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

30.19. “Operating Unit” means any operating unit or division of the Company designated as an Operating Unit by the Committee.

30.20. “Option” means a Nonqualified Stock Option or an Incentive Stock Option or either of them.

30.21. “Optionee” means a person to whom an Option has been granted under the Plan.

30.22. “Option Price” means the price at which a Share covered by an Option granted hereunder may be purchased.

30.23. “Performance Awards” means Performance Units, Performance Shares, Awards of Restricted Stock that are designated as Performance Awards, Stock Units that are designated as Performance Awards or any or all of them.

30.24. “Performance-Based Compensation” means any Option or Award that is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

30.25. “Performance Cycle” means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or an Operating Unit will be measured.

30.26. “Performance Objectives” has the meaning set forth in Section 9.3.

30.27. “Performance Shares” means Shares issued or transferred to an Eligible Individual under Section 9.2.

30.28. “Performance Units” means Performance Units granted to an Eligible Individual under Section 9.1.

30.29. “Plan” means this Tim Hortons Inc. 2006 Stock Incentive Plan, as amended and restated from time to time.

30.30. “Prior Agreement” means any written Agreement entered into prior to September 28, 2009 pursuant to the terms of the Plan between THI and any Optionees or Grantees.

30.31. “Restricted Stock” means Shares issued or transferred to an Eligible Individual pursuant to Section 4.1.

30.32. “Retirement” means (i) in the case of an employee of the Company or a Subsidiary, the definition provided for such term in an Agreement and (ii) in the case of an Eligible Director, termination of membership on the Board at or after attaining age 55 with at least three (3) years of service as a member of the Board, other than by reason of death, Disability or for Cause.

30.33. “Share Award” means an Award of Shares granted pursuant to Section 10.

30.34. “Shares” means common shares (with no par value) in the capital of the Company and any other securities into which such shares are changed or for which such shares are exchanged.

30.35. “Stock Appreciation Right” means a right to receive all or some portion of the increase in the value of the Shares as provided in Section 7 hereof.

30.36. “Termination Date” means, in the case of an Optionee or Grantee whose employment or term of office with the Company or any of its Subsidiaries terminates in the circumstances set out in Sections 11.1, 11.2, 11.4 or 11.6, the date on which the Optionee or Grantee ceases to perform services for the Company or such Subsidiary, as the case may be, without regard to (i) whether such Optionee or Grantee continues thereafter to receive any payment from the Company or such Subsidiary, as the case may be, in respect of the termination of such Optionee’s or Grantee’s employment, including without limitation any continuation of salary or other compensation in lieu of notice of such termination or (ii) whether or not the Optionee or Grantee is entitled or claims to be entitled at law to greater notice of such termination or greater compensation in lieu thereof than has been received by such Optionee or Grantee.

30.37. “Stock Unit” means a right granted to an Eligible Individual under Section 4.2 representing a number of hypothetical Shares.

30.38. “Trading Day” means any date on which the Toronto Stock Exchange or the New York Stock Exchange, as applicable, is open for the trading of the Shares.

30.39. “Trading Window” means the periods of time within which, if opened, directors, officers and certain employees of the Company and its Subsidiaries are permitted to trade in the Company’s securities, as set out in the Company’s Insider Trading and Window Trading Policies.

30.40. “Good Reason” shall have the meaning given to it any employment or similar agreement, including but not limited to a change in control agreement between the Optionee or Grantee and the Company to the extent such an agreement exists, for all purposes under this Plan. If no such agreement exists, or if such agreement does not contain a definition of Good Reason (or any similar concept whether or not expressly called “good reason”), an Optionee or Grantee shall have Good Reason to terminate the Optionee’s or Grantee’s employment with the Company if any of the following occur, without the Optionee’s or Grantee’s consent (provided that the Company does not fully cure the effect of such event within thirty (30) days following its receipt of written notice of such event from the Optionee or Grantee):

(i) A material diminution in the Optionee’s or Grantee’s base compensation;

(ii) A material diminution in the Optionee’s or Grantee’s authority, duties or responsibilities;

(iii) A material diminution in the authority, duties or responsibilities of the supervisor to whom the Optionee or Grantee is required to report, including, to the extent applicable, a requirement that the Optionee or Grantee report to a corporate officer or employee instead of reporting directly to the Board;

(iv) A material diminution in the budget over which the Optionee or Grantee retains authority;

(v) A material change in the geographic location in which the Optionee or Grantee must perform services; or

(vi) Any other action or inaction that constitutes a material breach by the Company of the agreement under which the Optionee or Grantee provides services.

Notwithstanding the foregoing, Good Reason shall cease to exist for an event on the ninetieth (90th) day following the later of its occurrence or the Optionee’s or Grantee’s knowledge thereof, unless the Optionee or Grantee has given the Company written notice of such event prior to such date.

Section 31. Toronto Stock Exchange Definitions. For the purposes of Sections 31 and 32, “insider”, “security based compensation arrangements” and “service provider” have the following meanings:

31.1. “Insider” means,

(i) every director or senior officer of the Company;

(ii) every director or senior officer of a company that is itself an insider or subsidiary of the Company;

(iii) any person or company who beneficially owns, directly or indirectly, voting securities of the Company or who exercises control or direction over voting securities of the Company or a combination of both carrying more than 10% of the voting rights attached to all voting securities of the Company for the time being outstanding other than voting securities held by the person or company as underwriter in the course of a distribution; and

(iv) the Company where it has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.

31.2. “Security Based Compensation Arrangements” include:

(i) stock option plans for the benefit of employees, insiders, service providers or any one of such groups;

(ii) individual stock options granted to employees, service providers or insiders if not granted pursuant to a plan previously approved by the Company’s securityholders;

(iii) share purchase plans where the Company provides financial assistance or where the Company matches the whole or a portion of the securities being purchased;

(iv) stock appreciation rights involving issuances of securities from treasury;

(v) any other compensation or incentive mechanism involving the issuance or potential issuances of securities of the Company; and

(vi) security purchases from treasury by an employee, insider or service provider which is financially assisted by the Company by any means whatsoever.

For greater certainty, arrangements which do not involve the issuance from treasury or potential issuance from treasury of securities of the Company do not constitute security based compensation arrangements.

31.3. “Service provider” is a person or company engaged by the Company to provide services for an initial, renewable or extended period of twelve months or more.

Section 32. Toronto Stock Exchange Requirements. The number of common shares issuable to Insiders, at any time, under all Security Based Compensation Arrangements of the Company, may not exceed 10% of the Company’s issued and outstanding common shares; and the number of common shares issued to Insiders within any one year period, under all Security Based Compensation Arrangements of the Company, may not exceed 10% of the Company’s issued and outstanding common shares.

Section 33. Compliance with Section 409A of the Code. Notwithstanding anything to the contrary, to the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Agreement evidencing such Award shall incorporate the terms and conditions necessary for such Award to avoid the consequences described in Section 409A(a)(1) of the Code, and to the maximum extent permitted under applicable law, the Plan and the Award Agreement shall be interpreted in a manner that results in their conforming to the requirements of Section 409A of the Code and any Department of Treasury or Internal Revenue Service regulations or other guidance issued under Section 409A of the Code. Notwithstanding anything to the contrary in this Plan, to the extent a Grantee has been granted an Award that constitutes “deferred compensation” under Section 409A of the Code and such Grantee is a “specified employee” as defined under Section 409A of the Code, no distribution, settlement or payment of any amount shall be made before a date that is six months following the date of such Grantee’s “separation from service” as defined under Section 409A of the Code or, if earlier, the date of the Grantee’s death.

Section 34. Successors and Assigns. This Plan shall be binding on all successors and assigns of the Company, and, except to the extent limited by the terms of this Plan or any Agreement, to the successors of each Eligible Individual, including, without limitation, the estate of such Eligible Individual and the executor, administrator or trustee of such estate.